Exhibit 99.1

Baker Hughes Company Announces Second-Quarter 2024 Results
Second-quarter highlights
•Orders of $7.5 billion, including $3.5 billion of IET orders.
•RPO of $33.5 billion, including record IET RPO of $30.2 billion.
•Revenue of $7.1 billion, up 13% year-over-year.
•Net income attributable to the Company of $579 million.
•GAAP diluted EPS of $0.58 and adjusted diluted EPS* of $0.57.
•Adjusted EBITDA* of $1,130 million, up 25% year-over-year.
•Cash flows from operating activities of $348 million and free cash flow* of $106 million.
•Returns to shareholders of $375 million, including $166 million of share repurchases.
HOUSTON & LONDON (July 25, 2024) – Baker Hughes Company (Nasdaq: BKR) ("Baker Hughes" or the "Company") announced results today for the second quarter of 2024.
"Our strong second-quarter results further demonstrate that we are on the right path in executing our strategy. We continue to strengthen our operating performance, which is driving meaningful margin expansion across both segments. Following our first-half outperformance, we are raising the midpoint of our full-year guidance by 5% and are confident in our ability to drive margins structurally higher over the coming years," said Lorenzo Simonelli, Baker Hughes Chairman and Chief Executive Officer.
"Order momentum continues, highlighted by $3.5 billion of IET orders during the quarter that included a large SONATRACH award for gas-boosting in Algeria's Hassi R'Mel gas field. This marks the highest quarterly non-LNG equipment bookings in the Company's history and again underscores the breadth and versatility of our IET portfolio. New energy continues to gain momentum as we booked $445 million of orders, also a record for the Company."
"Across both segments, we delivered outstanding second-quarter results, leading to a 25% year-over-year increase in total company adjusted EBITDA and 46% growth in adjusted EPS. Total company adjusted EBITDA margins increased almost 150 basis points year-over-year to 15.8%. This is a testament to the enhanced operational rigor that is being exercised across our IET and OFSE segments."
"We continued the positive trend of returning meaningful cash to shareholders. In the quarter, we paid dividends of $209 million and repurchased $166 million of shares, remaining on course to return 60% - 80% of free cash flow to our shareholders."
"Our exceptional second-quarter results are a credit to the hard work and dedication of the employees at Baker Hughes; I recognize this and express my sincere thanks to all of you," concluded Simonelli.

* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results

	Three Months Ended			Variance
(in millions except per share amounts)	June 30, 2024	March 31, 2024	June 30, 2023	Sequential	Year-over-year
Orders	$7,526	$6,542	$7,474	15%	1%
Revenue	7,139	6,418	6,315	11%	13%
Net income attributable to Baker Hughes	579	455	410	27%	41%
Adjusted net income attributable to Baker Hughes*	568	429	395	32%	44%
Operating income	833	653	514	28%	62%
Adjusted operating income*	847	660	631	28%	34%
Adjusted EBITDA*	1,130	943	907	20%	25%
Diluted earnings per share (EPS)	0.58	0.45	0.40	28%	43%
Adjusted diluted EPS*	0.57	0.43	0.39	33%	46%
Cash flow from operating activities	348	784	858	(56%)	(59%)
Free cash flow*	106	502	623	(79%)	(83%)
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." EBITDA margin is defined as EBITDA divided by revenue.
"F" is used in most instances when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
Certain columns and rows in our tables and financial statements may not sum up due to the use of rounded numbers.
Quarter Highlights
The Oilfield Services & Equipment ("OFSE") business segment continued to strengthen its relationship with Petrobras, receiving multiple significant contracts for integrated and mature assets solutions. Baker Hughes was awarded a major multi-year contract for workover and plug and abandonment services in pre-salt and post-salt fields offshore Brazil, as well as remedial tools, completion fluids and production chemicals. Separately, Petrobras awarded Baker Hughes a contract for seabed centrifugal pumping systems for the Jubarte field, which is expected to support Jubarte incremental field development and increase oil production while reducing operating costs.
OFSE's mature assets solutions continued to see growth with customers in other regions. The State Oil Company of Azerbaijan Republic signed a joint cooperation agreement with Baker Hughes to employ more than 150 electrical submersible pumps and the automated field production solution, Leucipa™, in the nation's oilfields, which is expected to drive optimization and efficiencies.
Industrial & Energy Technology ("IET") continued its leadership in gas technology. In Algeria, Baker Hughes was awarded a major Gas Technology Equipment ("GTE") contract for SONATRACH’s Hassi R’ Mel gas field, as part of a consortium with Tecnimont (MAIRE). For the project, Baker Hughes will provide the turbomachinery equipment for three gas-boosting stations.
GTE also secured two major offshore topside contracts to provide power generation systems for two innovative all-electric Floating Production Storage and Offloading units, which will be installed offshore in Latin America. These awards further build on IET's positive momentum in this specific market segment in recent years.
During the quarter, Baker Hughes signed a 10-year services frame agreement with Woodside Energy to support LNG operations in Australia. Gas Technology Services ("GTS") also extended a service agreement with a major North American LNG customer and was awarded a 25-year service agreement to support a customer's offshore operations in Latin America.

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
In Asia Pacific, Baker Hughes secured a major GTE and Climate Technology Solutions ("CTS") contract to supply electric-driven compression and power generation technology to a global energy operator, which is expected to enhance gas operations and power CO2 capture to reduce the carbon intensity at the customer's LNG facility.
Baker Hughes also continues to build on its strategic global collaboration with Air Products announced in 2021. It received multiple orders for advanced hydrogen, syngas and CO2 solutions in Air Products' projects across the globe. Orders secured for the quarter also included CO2 and hydrogen compressors, as well as pumps for one of Air Products' projects in North America.
In Germany, CTS also secured an order to provide Gasunie Deutschland with three ICL zero-emissions integrated compressors, providing increased compression capacity to handle the large volumes of gas entering the network from new LNG import terminals.
IET saw increased customer traction with its digital portfolio, securing a multimillion-dollar Global Frame Agreement to provide bp with an enterprise subscription for Cordant™ Asset Health, which is expected to enable the customer to deliver reliable, efficient condition monitoring and support its digital optimization strategy. The agreement covers all of bp's upstream and downstream installed base.
Consolidated Revenue and Operating Income by Reporting Segment

(in millions)	Three Months Ended			Variance
	June 30, 2024	March 31, 2024	June 30, 2023	Sequential	Year-over-year
Oilfield Services & Equipment	$4,011	$3,783	$3,877	6%	3%
Industrial & Energy Technology	3,128	2,634	2,438	19%	28%
Total segment revenue	7,139	6,418	6,315	11%	13%
Oilfield Services & Equipment	493	422	417	17%	18%
Industrial & Energy Technology	442	330	311	34%	42%
Total segment operating income	935	752	728	24%	28%
Corporate	(88)	(92)	(97)	4%	9%
Inventory impairment	—	—	(15)	—%	100%
Restructuring, impairment & other	(14)	(7)	(102)	(95%)	87%
Operating income	833	653	514	28%	62%
Adjusted operating income*	847	660	631	28%	34%
Depreciation & amortization	283	283	276	—%	3%
Adjusted EBITDA*	$1,130	$943	$907	20%	25%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
"F" is used when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
Revenue for the quarter was $7,139 million, an increase of 11% sequentially and an increase of 13% year-over-year. The increase in revenue year-over-year was driven by higher volume in both IET and OFSE.
The Company's total book-to-bill ratio in the quarter was 1.1; the IET book-to-bill ratio in the quarter was also 1.1.
Operating income as determined in accordance with Generally Accepted Accounting Principles ("GAAP"), for the second quarter of 2024 was $833 million. Operating income increased $180 million sequentially and increased $319 million year-over-year. Total segment operating income was $935 million for the second quarter of 2024, up 24% sequentially and up 28% year-over-year.

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
Adjusted operating income (a non-GAAP financial measure) for the second quarter of 2024 was $847 million, which excludes adjustments totaling $14 million before tax. A list of the adjusting items and associated reconciliation from GAAP has been provided in Table 1a in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted operating income for the second quarter of 2024 was up 28% sequentially and up 34% year-over-year.
Depreciation and amortization for the second quarter of 2024 was $283 million.
Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2024 was $1,130 million, which excludes adjustments totaling $14 million before tax. See Table 1b in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted EBITDA for the second quarter was up 20% sequentially and up 25% year-over-year.
The sequential increase in adjusted operating income and adjusted EBITDA was driven by higher volume and pricing, partially offset by negative mix in IET and OFSE. The year-over-year increase in adjusted operating income and adjusted EBITDA was driven by higher volume and pricing in both segments and structural cost-out initiatives, partially offset by cost inflation and negative mix in both segments.
Corporate costs were $88 million in the second quarter of 2024, down 4% sequentially and down 9% year-over-year.
Other Financial Items
Remaining Performance Obligations ("RPO") in the second quarter ended at $33.5 billion, an increase of $0.8 billion from the first quarter of 2024. OFSE RPO was $3.3 billion, down 1% sequentially, while IET RPO was $30.2 billion, up 3% sequentially. Within IET RPO, GTE RPO was $11.8 billion and GTS RPO was $14.8 billion.
Income tax expense in the second quarter of 2024 was $243 million.
Other non-operating income in the second quarter of 2024 was $38 million. Included in other non-operating income were net mark-to-market gains in fair value for certain equity investments of $19 million.
GAAP diluted earnings per share was $0.58. Adjusted diluted earnings per share (a non-GAAP financial measure) was $0.57. Excluded from adjusted diluted earnings per share were all items listed in Table 1c in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Cash flow from operating activities was $348 million for the second quarter of 2024. Free cash flow (a non-GAAP financial measure) for the quarter was $106 million. A reconciliation from GAAP has been provided in Table 1d in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Capital expenditures, net of proceeds from disposal of assets, were $242 million for the second quarter of 2024. Capital expenditures, net of proceeds from disposal of assets, were $167 million for OFSE, and $65 million for IET.

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management's view of the relevant comparisons of financial results on a sequential or year-over-year basis, depending on the business dynamics of the reporting segments.
Oilfield Services & Equipment

(in millions)	Three Months Ended			Variance
Segment results	June 30, 2024	March 31, 2024	June 30, 2023	Sequential	Year-over-year
Orders	$4,068	$3,624	$4,192	12%	(3%)
Revenue	$4,011	$3,783	$3,877	6%	3%
Operating income	$493	$422	$417	17%	18%
Operating income margin	12.3%	11.1%	10.8%	1.2pts	1.5pts
Depreciation & amortization	$223	$222	$219	—%	2%
EBITDA*	$716	$644	$636	11%	13%
EBITDA margin*	17.8%	17.0%	16.4%	0.8pts	1.4pts

(in millions)	Three Months Ended			Variance
Revenue by Product Line	June 30, 2024	March 31, 2024	June 30, 2023	Sequential	Year-over-year
Well Construction	$1,090	$1,061	$1,076	3%	1%
Completions, Intervention & Measurements	1,118	1,006	1,090	11%	2%
Production Solutions	958	945	959	1%	—%
Subsea & Surface Pressure Systems	845	771	752	10%	12%
Total Revenue	$4,011	$3,783	$3,877	6%	3%

(in millions)	Three Months Ended			Variance
Revenue by Geographic Region	June 30, 2024	March 31, 2024	June 30, 2023	Sequential	Year-over-year
North America	$1,023	$990	$1,042	3%	(2%)
Latin America	663	637	698	4%	(5%)
Europe/CIS/Sub-Saharan Africa	827	750	672	10%	23%
Middle East/Asia	1,498	1,405	1,465	7%	2%
Total Revenue	$4,011	$3,783	$3,877	6%	3%

North America	$1,023	$990	$1,042	3%	(2%)
International	2,988	2,793	2,835	7%	5%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." EBITDA margin is defined as EBITDA divided by revenue.
OFSE orders of $4,068 million for the second quarter increased by $444 million sequentially. Subsea and Surface Pressure Systems orders were $888 million, up 40% sequentially, and down 17% year-over-year.
OFSE revenue of $4,011 million for the second quarter was up 6% sequentially, and up 3% year-over-year.

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
North America revenue was $1,023 million, up 3% sequentially. International revenue was $2,988 million, an increase of 7% sequentially, driven by volume growth in the Middle East/Asia and Europe/CIS/Sub-Saharan Africa regions.
Segment operating income for the second quarter was $493 million, an increase of $71 million, or 17%, sequentially. Segment EBITDA for the second quarter was $716 million, an increase of $72 million, or 11% sequentially. The sequential increase in segment operating income and EBITDA was primarily driven by volume and price.

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
Industrial & Energy Technology

(in millions)	Three Months Ended			Variance
Segment results	June 30, 2024	March 31, 2024	June 30, 2023	Sequential	Year-over-year
Orders	$3,458	$2,918	$3,282	19%	5%
Revenue	$3,128	$2,634	$2,438	19%	28%
Operating income	$442	$330	$311	34%	42%
Operating income margin	14.1%	12.5%	12.8%	1.6pts	1.3pts
Depreciation & amortization	$55	$56	$52	(3%)	5%
EBITDA*	$497	$386	$363	29%	37%
EBITDA margin*	15.9%	14.7%	14.9%	1.2pts	1pts

(in millions)	Three Months Ended			Variance
Orders by Product Line	June 30, 2024	March 31, 2024	June 30, 2023	Sequential	Year-over-year
Gas Technology Equipment	$1,493	$1,230	$1,547	21%	(4%)
Gas Technology Services	769	692	776	11%	(1%)
Total Gas Technology	2,261	1,922	2,324	18%	(3%)
Industrial Products	524	546	550	(4%)	(5%)
Industrial Solutions	281	257	255	9%	10%
Controls (1)	—	—	—	—%	—%
Total Industrial Technology	805	803	806	—%	—%
Climate Technology Solutions	392	193	152	F	F
Total Orders	$3,458	$2,918	$3,282	19%	5%

(in millions)	Three Months Ended			Variance
Revenue by Product Line	June 30, 2024	March 31, 2024	June 30, 2023	Sequential	Year-over-year
Gas Technology Equipment	$1,539	$1,210	$968	27%	59%
Gas Technology Services	691	614	658	13%	5%
Total Gas Technology	2,230	1,824	1,626	22%	37%
Industrial Products	509	462	506	10%	1%
Industrial Solutions	262	265	242	(1%)	8%
Controls (1)	—	—	1	—%	U
Total Industrial Technology	770	727	749	6%	3%
Climate Technology Solutions	128	83	62	54%	F
Total Revenue	$3,128	$2,634	$2,438	19%	28%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." EBITDA margin is defined as EBITDA divided by revenue.
"F" is used when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
(1)The sale of our controls business was completed in April 2023.
IET orders of $3,458 million for the second quarter increased by $177 million, or 5% year-over-year. The increase was driven primarily by Climate Technology Solutions orders which were up $240 million year-over-year.

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
IET revenue of $3,128 million for the quarter increased $691 million, or 28% year-over-year. The increase was driven primarily by GTE, up $571 million or 59% year-over-year.
Segment operating income for the quarter was $442 million, up 42% year-over-year. Segment EBITDA for the quarter was $497 million, up $133 million, or 37% year-over-year. The year-over-year increase in segment operating income and EBITDA was primarily driven by higher volume, pricing and productivity, partially offset by unfavorable mix as a result of higher GTE growth and cost inflation.

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
Reconciliation of GAAP to non-GAAP Financial Measures
Management provides non-GAAP financial measures because it believes such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance (including adjusted operating income; EBITDA; EBITDA margin; adjusted EBITDA; adjusted net income attributable to Baker Hughes; and adjusted diluted earnings per share) and liquidity (free cash flow) and that these measures may be used by investors to make informed investment decisions. Management believes that the exclusion of certain identified items from several key operating performance measures enables us to evaluate our operations more effectively, to identify underlying trends in the business, and to establish operational goals for certain management compensation purposes. Management also believes that free cash flow is an important supplemental measure of our cash performance but should not be considered as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flow from operating activities presented in accordance with GAAP.
Table 1a. Reconciliation of GAAP and Adjusted Operating Income

	Three Months Ended
(in millions)	June 30, 2024	March 31, 2024	June 30, 2023
Operating income (GAAP)	$833	$653	$514
Restructuring, impairment & other	14	7	102
Inventory impairment	—	—	15
Total operating income adjustments	14	7	117
Adjusted operating income (non-GAAP)	$847	$660	$631
Table 1a reconciles operating income, which is the directly comparable financial result determined in accordance with GAAP, to adjusted operating income. Adjusted operating income excludes the impact of certain identified items.
Table 1b. Reconciliation of Net Income Attributable to Baker Hughes to EBITDA and Adjusted EBITDA

	Three Months Ended
(in millions)	June 30, 2024	March 31, 2024	June 30, 2023
Net income attributable to Baker Hughes (GAAP)	$579	$455	$410
Net income attributable to noncontrolling interests	2	8	4
Provision for income taxes	243	178	200
Interest expense, net	47	41	58
Other non-operating income, net	(38)	(29)	(158)
Operating income (GAAP)	833	653	514

Depreciation & amortization	283	283	276
EBITDA (non-GAAP)	1,116	936	790
Total operating income adjustments (1)	14	7	117
Adjusted EBITDA (non-GAAP)	$1,130	$943	$907
(1)See Table 1a for the identified adjustments to operating income.
Table 1b reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with GAAP, to EBITDA (a non-GAAP financial measure). Adjusted EBITDA excludes the impact of certain identified items.

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
Table 1c. Reconciliation of Net Income Attributable to Baker Hughes to Adjusted Net Income Attributable to Baker Hughes

	Three Months Ended
(in millions, except per share amounts)	June 30, 2024	March 31, 2024	June 30, 2023
Net income attributable to Baker Hughes (GAAP)	$579	$455	$410
Total operating income adjustments (1)	14	7	117
Other adjustments (non-operating) (2)	(19)	(27)	(156)
Tax adjustments (3)	(6)	(6)	24
Total adjustments, net of income tax	(11)	(26)	(15)
Less: adjustments attributable to noncontrolling interests	—	—	—
Adjustments attributable to Baker Hughes	(11)	(26)	(15)
Adjusted net income attributable to Baker Hughes (non-GAAP)	$568	$429	$395

Denominator:
Weighted-average shares of Class A common stock outstanding diluted	1,001	1,004	1,015
Adjusted earnings per share - diluted (non-GAAP)	$0.57	$0.43	$0.39
(1)See Table 1a for the identified adjustments to operating income.
(2)All periods primarily reflect the net gain or loss on changes in fair value for certain equity investments.
(3)All periods reflect the tax associated with the other operating and non-operating adjustments.
Table 1c reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with GAAP, to adjusted net income attributable to Baker Hughes (a non-GAAP financial measure). Adjusted net income attributable to Baker Hughes excludes the impact of certain identified items.
Table 1d. Reconciliation of Net Cash Flows From Operating Activities to Free Cash Flow

	Three Months Ended
(in millions)	June 30, 2024	March 31, 2024	June 30, 2023
Net cash flows from operating activities (GAAP)	$348	$784	$858
Add: cash used for capital expenditures, net of proceeds from disposal of assets	(242)	(282)	(235)
Free cash flow (non-GAAP)	$106	$502	$623
Table 1d reconciles net cash flows from operating activities, which is the directly comparable financial result determined in accordance with GAAP, to free cash flow. Free cash flow is defined as net cash flows from operating activities less expenditures for capital assets plus proceeds from disposal of assets.

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
Financial Tables (GAAP)
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2024	2023	2024	2023
Revenue	$7,139	$6,315	$13,557	$12,030
Costs and expenses:
Cost of revenue	5,649	5,004	10,789	9,569
Selling, general and administrative	643	695	1,261	1,351
Restructuring, impairment and other	14	102	21	158
Total costs and expenses	6,306	5,801	12,071	11,078
Operating income	833	514	1,486	952
Other non-operating income, net	38	158	67	544
Interest expense, net	(47)	(58)	(88)	(122)
Income before income taxes	824	614	1,465	1,374
Provision for income taxes	(243)	(200)	(421)	(379)
Net income	581	414	1,044	995
Less: Net income attributable to noncontrolling interests	2	4	10	10
Net income attributable to Baker Hughes Company	$579	$410	$1,034	$985

Per share amounts:
Basic income per Class A common stock	$0.58	$0.41	$1.04	$0.98
Diluted income per Class A common stock	$0.58	$0.40	$1.03	$0.97

Weighted average shares:
Class A basic	996	1,010	997	1,010
Class A diluted	1,001	1,015	1,002	1,016

Cash dividend per Class A common stock	$0.21	$0.19	$0.42	$0.38

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
Condensed Consolidated Statements of Financial Position
(Unaudited)

(In millions)	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$2,284	$2,646
Current receivables, net	7,051	7,075
Inventories, net	5,126	5,094
All other current assets	1,469	1,486
Total current assets	15,930	16,301
Property, plant and equipment, less accumulated depreciation	4,951	4,893
Goodwill	6,105	6,137
Other intangible assets, net	4,019	4,093
Contract and other deferred assets	1,868	1,756
All other assets	3,783	3,765
Total assets	$36,656	$36,945
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$4,649	$4,471
Short-term and current portion of long-term debt	34	148
Progress collections and deferred income	5,506	5,542
All other current liabilities	2,397	2,830
Total current liabilities	12,586	12,991
Long-term debt	5,861	5,872
Liabilities for pensions and other postretirement benefits	984	978
All other liabilities	1,504	1,585
Equity	15,721	15,519
Total liabilities and equity	$36,656	$36,945

Outstanding Baker Hughes Company shares:
Class A common stock	993	998

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,	Six Months Ended June 30,
(In millions)	2024	2024	2023
Cash flows from operating activities:
Net income	$581	$1,044	$995
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	283	566	545
Stock-based compensation cost	50	101	98
Gain on equity securities	(19)	(71)	(540)
Provision for deferred income taxes	57	33	110
Other asset impairments	—	—	33
Working capital	(245)	(36)	176
Other operating items, net	(359)	(505)	(97)
Net cash flows from operating activities	348	1,132	1,320
Cash flows from investing activities:
Expenditures for capital assets	(292)	(625)	(587)
Proceeds from disposal of assets	50	101	87
Proceeds from business dispositions	—	—	293
Net cash paid for acquisitions	—	—	(282)
Other investing items, net	(19)	(6)	75
Net cash flows used in investing activities	(261)	(530)	(414)
Cash flows from financing activities:
Repayment of long-term debt	(117)	(125)	—
Dividends paid	(209)	(419)	(384)
Repurchase of Class A common stock	(166)	(324)	(99)
Other financing items, net	(10)	(61)	(67)
Net cash flows used in financing activities	(502)	(929)	(550)
Effect of currency exchange rate changes on cash and cash equivalents	(18)	(35)	(39)
Increase (decrease) in cash and cash equivalents	(433)	(362)	317
Cash and cash equivalents, beginning of period	2,717	2,646	2,488
Cash and cash equivalents, end of period	$2,284	$2,284	$2,805
Supplemental cash flows disclosures:
Income taxes paid, net of refunds	$228	$336	$323
Interest paid	$102	$150	$157

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
Supplemental Financial Information
Supplemental financial information can be found on the Company's website at: investors.bakerhughes.com in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled an investor conference call to discuss management's outlook and the results reported in today's earnings announcement. The call will begin at 9:30 a.m. Eastern time, 8:30 a.m. Central time on Friday, July 26, 2024, the content of which is not part of this earnings release. The conference call will be broadcast live via a webcast and can be accessed by visiting the Events and Presentations page on the Company's website at: investors.bakerhughes.com. An archived version of the webcast will be available on the website for one month following the webcast.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a "forward-looking statement"). Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words "may," "will," "should," "potential," "intend," "expect," "would," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target", "goal" or other similar words or expressions. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company's annual report on Form 10-K for the annual period ended December 31, 2023 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). The documents are available through the Company's website at: www.investors.bakerhughes.com or through the SEC's Electronic Data Gathering and Analysis Retrieval system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.
These forward-looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks, along with the following risk factors and the timing of any of these risk factors:
•Economic and political conditions - the impact of worldwide economic conditions and rising inflation; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions and sanctions.
•Orders and RPO - our ability to execute on orders and RPO in accordance with agreed specifications, terms and conditions and convert those orders and RPO to revenue and cash.
•Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; liquefied natural gas supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries ("OPEC") policy and the adherence by OPEC nations to their OPEC production quotas.

Baker Hughes Company News Release
Baker Hughes Company Announces Second-Quarter 2024 Results
•Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions, including Russia and Ukraine; and the recent conflict in the Middle East; labor disruptions, civil unrest or security conditions where we operate; potentially burdensome taxation, expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
About Baker Hughes:
Baker Hughes (Nasdaq: BKR) is an energy technology company that provides solutions for energy and industrial customers worldwide. Built on a century of experience and conducting business in over 120 countries, our innovative technologies and services are taking energy forward - making it safer, cleaner and more efficient for people and the planet. Visit us at bakerhughes.com

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For more information, please contact:

Investor Relations

Chase Mulvehill
+1 346-297-2561
investor.relations@bakerhughes.com

Media Relations

Thomas Millas
+1 346-415-0320
thomas.millas@bakerhughes.com